UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2005

LIQUIDMETAL TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-31332	33-0264467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

25800 Commercentre Dr., Suite 100

Lake Forest, CA  92630

 (Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (949) 206-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2—(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LIQUIDMETAL TECHNOLOGIES, INC.

FORM 8-K

Item 5.02  Appointment of Principal Officers / Departure of Principal Officers.

John K. Thorne’s service as the Interim President and Chief Executive Officer of Liquidmetal Technologies, Inc. (the “Company”) has terminated as of May 3, 2005 as a result of the expiration of the term of his employment agreement with the Company.  Mr. Thorne has agreed to continue to work with the Company as a consultant following the expiration of his employment agreement.  In connection with Mr. Thorne’s departure, the Company’s Board of Directors has re-elected John Kang as President and Chief Executive Officer of the company effective May 3, 2005.  As set forth in Mr. Kang’s employment agreement, Mr. Kang’s term of employment as President and Chief Executive Officer will be until December 31, 2005 at an annual salary of $200,000.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

LIQUIDMETAL TECHNOLOGIES, INC.

	By:	/s/ John Kang
John Kang
Chairman, President and Chief Executive Officer

Date: May 9, 2005

EXHIBIT INDEX

Exhibit Number		Description

10.1	—

Employment Agreement, dated December 31, 2000, between Liquidmetal Technologies, Inc. and John Kang, as amended by Amendment No. 1 to Employment Agreement, dated June 28, 2001 (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-1 filed on November 20, 2001 (Registration No. 333-73716)).